                                                                  Exhibit 10.311

                             POST CLOSING AGREEMENT

      THIS POST CLOSING AGREEMENT (this "Agreement") is made and entered into as of the 9th day of August, 2004, by and between INLAND WESTERN LAWRENCEVILLE SIMONTON, L.L.C., a Delaware limited liability company ("Purchaser"), and BARCLAY SIMONTON PARTNERS, L.L.C., a Florida limited liability company ("Seller"), in connection with the acquisition by Purchaser of that certain property commonly known as The Village Shoppes at Simonton Shopping Center, Lawrenceville, Georgia (the "Property").

      WHEREAS, Purchaser is acquiring the Property from Seller (the "Transaction").

      WHEREAS, in order to proceed with and consummate such acquisition and as a condition to closing the Transaction, Purchaser requires that Seller agree to the obligations set forth below, which are to be performed after such closing.

      NOW, THEREFORE, for good and valuable consideration including the mutual promises contained herein, the parties hereto agree as follows:

      1. WARRANTIES. Seller's right, title and interest in, to and under the roof warranty set forth on EXHIBIT A attached hereto and made a part hereof (the "Warranty") was not assigned to Purchaser at the closing of the Transaction because such Warranty may not be assigned or transferred without the prior consent of the Warranty issuer. From and after the date of this Agreement, Seller shall use its best efforts to obtain the aforementioned consent (upon the receipt of which Seller shall assign such Warranty to Purchaser) or have the Warranty reissued in the name of Purchaser. Seller shall be responsible for the payment of any and all fees and costs in connection with obtaining any such consent or the re-issuance of the Warranty. Seller shall, until the first to occur of (i) the expiration of the Warranty and (ii) the date that the Warranty is assigned to Purchaser (with any and all required consents) or reissued in the name of Purchaser, cooperate with Purchaser, at no cost to Seller, with respect to the enforcement of the terms and provisions of, and any and all claims under, the Warranty.

      2. CLOSE OUT MANUALS. Within fifteen (15) days of the date hereof, Seller shall compile and deliver original "Close Out Manuals" including, with respect to the Property, copies of warranties from the general contractor and sub-contractors, product warranties from manufacturers of products, equipment and components installed, and operating manuals pertaining to any and all mechanical equipment (including HVAC), fire and safety systems, and sprinkler systems.

      3. INDEMNIFICATION. Seller agrees to indemnify and hold harmless Purchaser, and each of their successors, assigns, officers, directors and employees (each an "Indemnified Party" and collectively, the "Indemnified Parties") harmless from any loss, cost or expense incurred by any Indemnified Party, including costs and attorneys fees, ("Loss") as a result of Sellers' failure to obtain the required documents or complete its obligations under this Agreement, or any Loss that results from a certificate hereafter being false of misleading in any material respect.

      4. MISCELLANEOUS. This Agreement shall be interpreted and enforced in accordance with the internal laws of the State of Georgia. The invalidity or unenforceability of any provision of this Agreement shall not affect, modify or impair the validity and enforceability of all other provisions of this Agreement. This Agreement shall be binding on and shall inure to the benefit of the parties hereto and their representatives, heirs, legatees, successors, and assigns; provided, however, that Seller shall have no right whatsoever to assign its interest under this Agreement and any such attempted assignment shall automatically be null and void and of no force and effect, and shall be deemed a breach by Seller of its obligations hereunder. No failure or delay by Purchaser in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any right, power or privilege hereunder. No change, amendment or modification of this Agreement shall be binding or enforceable unless in writing and executed by the party to be bound thereby. The covenants, agreements and indemnification provisions contained in this Agreement shall be enforceable notwithstanding the closing of the Transaction. In the event of litigation with respect to any portions of this Agreement, the prevailing party will be entitled to collect all reasonable legal fees incurred in connection with such litigation from the non-prevailing party. Purchaser shall have all remedies available at law and in equity on account of a default by Seller under this Agreement. Time is of the essence of this Agreement and the terms hereof. This Agreement maybe signed in counterparts.

      IN WITNESS WHEREOF, the parties have executed this Post Closing and Indemnity Agreement effective as of the first date written above.

                             SELLER:

                             BARCLAY SIMONTON PARTNERS, LLC, a
                             Florida limited liability company


                             By:      /s/ Daniel L. Vietto
                                --------------------------------------
                                      Daniel L. Vietto, Manager


                             PURCHASER:

                             INLAND WESTERN LAWRENCEVILLE SIMONTON,
                             L.L.C., A Delaware limited liability company

                             By: Inland Western Retail Real Estate Trust, Inc., A Maryland corporation, its sole member

                                  By:          /s/ Valerie Medina
                                         ---------------------------------------
                                  Name:        Valerie Medina
                                         ---------------------------------------
                                  Title:       Asst. Secretary
                                         ---------------------------------------

                                    EXHIBIT A

                                    WARRANTY

                                        3